Exhibit 2.2


                                     BY-LAWS
                                       OF
                                VSB BANCORP, INC.
                                -----------------

                        ARTICLE I. STOCKHOLDERS' MEETING.
                        --------------------------------


Section 1.  Annual Meeting.
--------------------------

         The annual meeting of the Stockholders of the Corporation shall be held each year on the last Tuesday in April of each year at a time to be set by the Board of Directors, at such convenient place in Staten Island, N.Y. duly authorized by the Board of Directors, or at such other place and time as is set by the Board of Directors. The meeting shall be for the purpose of electing Directors and for the transaction of such business as may be brought before it. If such date should be a legal or religious holiday, as determined by the Board, the meeting shall be held on the next business day following, or the business day preceding the regular meeting date, at the same hour. Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing, postage pre-paid, not less than ten (10) days and not more than fifty
(50) days previous to such meeting, a copy of such notice, addressed to each Stockholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any Stockholder by written waiver or by attendance thereat, whether in person or by proxy.

Section 2.  Special Meetings.
----------------------------

         Unless otherwise provided by law, special meetings of Stockholders may be called only by the Board of Directors pursuant to a Resolution adopted by a majority of the entire Board.

         Notice of such special meetings shall be given by the Secretary, and shall be served personally or by mail addressed to each Stockholder of record at his last known address no less than ten days prior to the date of such meeting.

         The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Stockholder by written waiver or by attendance thereat, in person or by proxy.

Section 3.  Voting.
------------------

         Stockholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the Stockholder or by the Stockholder's duly authorized attorney. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each Stockholder shall be entitled to one vote for each share registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation.

Section 4.  Quorum.
------------------

         At any meeting of the Stockholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-laws, the holders of one-third of the shares entitled to vote thereat in person or by proxy, shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Stockholder.

Section 5.  Voting at Stockholders' Meetings.
--------------------------------------------

         At any meeting of the Stockholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-laws, a majority of the votes cast in person or by proxy shall decide any question brought before such meeting.

Section 6.  Conduct of Business at Stockholders' Meetings.
---------------------------------------------------------

         (a) At any annual meeting of the Stockholders, only such business shall be conducted as shall have been duly brought before the meeting: (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the Notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a Stockholder, the business must relate to a proper subject matter for Stockholder action and the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice to the Secretary of the Corporation must be in writing and delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that as to the first annual meeting, or any subsequent annual meeting held earlier than 30 days in advance of the anniversary of the annual meeting in the previous year, in order to be timely notice by the Stockholder must be received by the Secretary of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made. For the purpose of this and the following subsection of these By-laws, public disclosure shall be deemed to mean the issuance of a press release to the Dow Jones News Service, the Associated Press or any other broadly distributed news service, or the public filing of a document with the Securities and Exchange Commission or any regulatory agency disclosing the date of the meeting. A Stockholder's notice to the Secretary shall be signed by such Stockholder and shall set forth as to each matter such Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such Stockholder; and (iv) any material interest of such Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The Officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (b) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of Stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any Stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(b). Nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice to the Secretary of the Corporation shall be in writing and delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that if the meeting is a special meeting, or an annual meeting held earlier than 30 days in advance of the anniversary of the annual meeting in the previous year, or if it is the first annual meeting, in order to be timely, notice by the Stockholder must be so received by the Secretary of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. Such Stockholder's notice shall be signed by such Stockholder and shall set forth: (i) as to each person whom such Stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable law and regulation (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, provided, however, that the Corporation shall not be required to name such nominee in any proxy statement prepared by the Corporation or to solicit votes for such nominee unless required by law to do so); and (ii) as to the Stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such Stockholder (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such Stockholder and (z) any business, familial or employment relationship between such Stockholder and such nominees. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                             ARTICLE II. DIRECTORS.
                             ---------------------

1Section 1.  Number and Qualifications.
-------------------------------------

         The affairs of the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by a Board of Directors which shall consist of not less than seven, nor more than thirty Stockholders. The number of Directors to be elected shall be determined by Resolution of the Board of Directors. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the Board. Of the first elected Board of Directors, the members of one class shall serve until the annual meeting of Stockholders held in the year following their election; the members of the second class shall serve until the annual meeting of Stockholders held two years following their election; and the members of the third class shall serve until the annual meeting of Stockholders held three years following their election; provided, however, that in each case, Directors shall continue to serve until their successors shall be elected and shall qualify, subject to the provisions of this Section as set forth herein. At each annual meeting of Stockholders following the election of the first Board of Directors, one class of Directors shall be elected to serve until the annual meeting of the Stockholders held three years next following and until their successors shall be elected and shall qualify. Each Director shall be a Stockholder of the Corporation. No person shall be eligible for initial election as a Director who is 67 years of age or more, and the office of any Director shall become vacant on the last day of the month in which such Director reaches his or her 67th birthday. These age-related provisions shall not apply to the following directors: Raffaele M. Branca, Joan Nerlino Caddell, Merton Corn, Robert S. Cutrona, Sr., Chaim Farkas, Joseph J. LiBassi, Carlos Perez and Savino Savo; nor shall said provisions apply in any re-election of the above-named Directors.

Section 2.  How Elected.
-----------------------

         At the annual meeting of Stockholders, the persons duly elected by a plurality of the votes cast at the election held thereat shall become the Directors for the ensuing year.

Section 3.  Term of Office.
--------------------------

         The term of office of each of the Directors shall be until the next annual meeting of Stockholders and thereafter until a successor has been elected and qualified, subject to the provisions of Article II, Section 1 of these By-laws.

Section 4.  Duties of Directors.
-------------------------------

         The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the Certificate of Incorporation. Such Directors shall in all cases, act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper not inconsistent with these By-laws and the laws of the State of New York.

Section 5.  Regular and Special Meetings of Directors.
-----------------------------------------------------

         On the last Tuesday in April of each year, immediately following the conclusion of the annual Stockholders' meeting, the Board shall hold an annual meeting without notice for the election of Officers of the Corporation and such other business as shall properly come before the meeting. Regular meetings of the Board shall be held once each month without notice at such times and at such places as may from time to time be fixed by the Board. Special meetings of the Board may be called by the Chairman of the Board or at the written request of a majority of the Directors. Notice of each special meeting shall be by telephone, telegraphed or sent by facsimile telecommunication not less than twenty-four hours before the meeting. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.

Section 6.  Waiver of Notice.
----------------------------

         Notice of a meeting need not be given to any Director who submits a signed waiver whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 7.  Quorum.
------------------

         At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-laws, a majority of the Board of Directors shall constitute a quorum. However, a majority of Directors present, whether or not a quorum is present, may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 8.
---------

         (a) Voting. Except as otherwise provided by statute, or by the Certificate of Incorporation or by these By-Laws, the affirmative vote a majority of the Directors present and voting at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

         (b) Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, provided said telephonic participation is approved by the Chairman.

Section 9.  Vacancies.
---------------------

         All vacancies in the office of Director, including newly created directorships resulting from an increase in the number of Directors, shall be filled by election by the Stockholders, except vacancies not exceeding one-third of the entire Board may be filled by the unanimous vote of a majority of the Directors present at any regular or special meeting of the Board, provided that a statement of the proposed action concerning the vacancy shall have been included in the notice of or waiver of notice of such meeting of the Board, and the Directors so elected shall hold office for the balance of the unexpired term, or when the number of Directors required is nine or more, two vacancies may be left unfilled until the next annual election, and when the number of Directors required is more than five and less than nine, one vacancy may be left unfilled until the next annual election.

Section 10.  Removal of Directors.
---------------------------------

         Any or all of the Directors may be removed only for cause by a vote of the Stockholders.

Section 11.  Compensation.
-------------------------

         The compensation of the Directors shall be fixed by the Board.

Section 12.  The President.
--------------------------

         The President shall be a member of the Board of Directors.


                             ARTICLE III. OFFICERS.
                             ---------------------

Section 1.  Titles and Election.
-------------------------------

         The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, and such other officers having such titles, powers and duties as the Board deems necessary or desirable. Any two or more offices may be held by the same person, except the office of President and Secretary. All officers shall be elected by the Board at its annual meeting until the next annual election of officers and until their successors are elected and qualified, provided however that the Board may from time to time fill vacancies in the offices of any officers so elected and may elect or appoint such other officers as it may determine.

Section 2.  Chairman of the Board.
---------------------------------

      Subject to the provisions of these By-laws and to the direction of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders of the Corporation and be ex-offico member of all Committees. He shall have such other powers and duties as may from time to time be assigned to him or her by the Board. In the absence of the Chairman of the Board from a meeting of the Stockholders or a meeting of the Board, the President shall preside, and in the absence of the President, another member of the Board of Directors, shall be designated by the Board to preside.

Section 3.  President.
---------------------

         The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business of the Corporation.

Section 4.  Vice President.
--------------------------

         In the temporary absence or disability of the President, a Senior Officer designated by the Board shall perform all duties of the President, and when so acting, shall have all the powers of and by subject to all the restrictions of the President except to the extent inconsistent with applicable law. The Senior Officers shall have such additional powers and duties as may be assigned them by the Board.

Section 5.  Secretary.
---------------------

         The Secretary shall have charge and custody of the corporate seal, records, and Minute books of the Corporation, and shall keep correct written minutes of all the meetings of the Stockholders and the Board. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the By-laws or by law, and shall have such additional powers and duties as may be assigned to him or her by the Board.

Section 6.  Supervision, Direction and Removal.
----------------------------------------------

         All officers shall be subject to the supervision and direction of the Board. The authority, duties and responsibilities of any officer of the Corporation may be suspended by the Board, with or without cause, and any officer elected by the Board may be removed by the Board, with or without cause.

Section 7.  Resignation.
-----------------------

         Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.  Vacancies.
---------------------

         If the office of any officer becomes vacant, the Board, at its next regular meeting, or at a special meeting called for that purpose, may appoint any qualified person to fill such vacancy, who shall hold office for the balance of the unexpired term.

Section 9.  Compensation.
------------------------

         The compensation of officers shall be fixed by the Board.

Section 10.  Duties of Officers may be Delegated.
------------------------------------------------

         In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-laws, delegate powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.


                             ARTICLE IV. COMMITTEES.
                             ----------------------

Section 1.  Committees of the Board.
-----------------------------------

         Subject to any applicable provisions of law, the Board may appoint such regular or special committee consisting of Directors, officers or such other persons and having such powers and functions as the Board may prescribe. The Board may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof.

Section 2.  Executive Committee.
-------------------------------

         The Board, by Resolution adopted by a majority of the entire Board may designate from among its members, an Executive Committee consisting of at least five members, including the President, who shall be Chairman. The Executive Committee shall have all the authority of the Board, except that such Committee shall have no authority as to the following matters:

         (a) The submission to Stockholders of any action that needs Stockholders' authorization pursuant to New York law;

         (b) The filling of vacancies in the Board of Directors or in the Executive Committee;

         (c) The fixing of compensation of the Directors for serving on the Board or on any committee;

         (d) The amendment or repeal of the By-laws, or the adoption of new By-laws;

         (e) The amendment or repeal of any Resolution of the Board which by its terms shall not be so amendable or repealable;

         (f) The taking of action which is expressly required by any provision of New York law to be taken at a meeting of the Board or by a specified proportion of the Directors.

         The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent member or members at any meeting of such Committee.

Section 3.  Compensation.
------------------------

         The Board may provide for compensation to be paid to its members and persons serving on Committees appointed by the Board.

                               ARTICLE V. AUDITOR.
                               ------------------

Section 1.  Duties.
------------------

         The Board shall appoint an auditor to serve during its pleasure. The auditor shall make such examination of the accounts, records and transactions of the Corporation as may be required by the Board or the examining committee thereof, and he or she shall perform such other duties as are prescribed in an audit program to be approved by the Board. He or she shall be free to examine any department or section of Corporation routine without previous officer consultation. He or she shall maintain a summary record of dates of completed audits, and shall make periodic comprehensive reports to the Board, and to the examining Committee thereof, which shall include such suggestions and recommendations as he or she may consider it advisable to make.

Section 2.  Compensation.
------------------------

         The compensation of the auditor shall be fixed by the Board.


                      ARTICLE VI. CERTIFICATES FOR SHARES.
                      -----------------------------------

Section 1.  Execution.
---------------------

         Certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Corporation, and shall be issued to each Stockholder under the seal of the Corporation.

Section 2.  Transfers.
---------------------

         The shares of stock of the Corporation shall be transferable only upon the books of the Corporation by the holder in person named in the certificate, or by duly authorized attorneys or legal representatives, upon surrender for cancellation of the existing certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and with such proof of the authenticity of signatures as the Corporation may reasonably require, whereupon new certificates shall be issued. Each such transfer shall be recorded by the Secretary or the Corporation's transfer agent on the transfer books of the Corporation.

Section 3.  Lost Certificates.
-----------------------------

         Except as herein provided, no new certificate for shares shall be issued in lieu of an existing certificate unless such existing certificate is simultaneously surrendered and cancelled. In case any certificate is lost, stolen, mutilated or destroyed, and prior to notice to the Corporation that such certificate or certificates have been acquired by a bona fide purchaser, the Board may authorize the issuance of a new certificate in lieu thereof upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board may determine.


                         ARTICLE VII. INDEMNIFICATION OF
                          DIRECTORS, OFFICERS & OTHERS.
                          -----------------------------

         (a) The Corporation shall indemnify and advance the expenses of any Director, Officer or employee to the full extent permitted by New York law as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

         (b) The indemnification and advancement of expenses granted pursuant to this Article VII shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a Resolution or Stockholders, (ii) a Resolution of Directors, or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         (c) The Corporation must maintain insurance, at its expense, to the extent that said insurance is available and not cost prohibitive as determined by the Board in its sole discretion to protect itself and any Director, Officer, or employee of the Corporation against any expense, liability or loss.

         (d) No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.


                       ARTICLE VIII. SIGNATURE AUTHORITY.
                       ---------------------------------

         The signature powers of officers and employees of the Corporation shall be fixed by the Board, which may confer upon certain officers the authority to delegate signature powers.


                                ARTICLE IX. SEAL.
                                ----------------

         The seal of the Corporation shall be represented by two concentric circles showing the name of the corporation on the outside between the two circles and the state and year of incorporation inside the two circles.


                        ARTICLE X. AMENDMENT OF BY-LAWS.
                        -------------------------------

         These By-laws may be amended, repealed or adopted in a manner not inconsistent with law by the vote of Stockholders holding a majority of the shares entitled to vote in an election of Directors. In addition, the Board of Directors shall have power to amend, repeal or adopt any provision of these By-laws by a two-thirds vote of the Directors attending any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. However, any By-law so adopted by the Board may be amended or repealed by the Stockholders entitled to vote thereon as provided by law. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of Stockholders for the election of Directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made. Amendment, repeal or adoption of By-laws may be evidenced by Resolution or otherwise as the Stockholders or the Board, as the case may be, may deem appropriate.


                  ARTICLE XI. DIVIDENDS OR OTHER DISTRIBUTIONS.
                  --------------------------------------------

         The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds, or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation of the Corporation.


                            ARTICLE XII. FISCAL YEAR.
                            ------------------------

         The fiscal year of the Corporation shall be determined by Resolution of the Board of Directors.


                             ARTICLE XIII. OFFICES.
                             ---------------------

         The principal office of the Corporation shall be located in the City of New York, County of Richmond, State of New York. The Board of Directors may from time to time designate such other offices within or without the State of New York as the business of the Corporation may require.


                         ARTICLE XIV. WAIVER OF NOTICE.
                         -----------------------------

         Whenever under the provisions of these By-laws or of any statute, any Stockholder or Director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action taken without the giving of such notice, provided every Stockholder or Director entitled to such notice in writing waive the requirements of these By-laws in respect thereto.